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                                                                      Exhibit 16


April 1, 2003


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read and agree with the comments included under the heading "The General Partner - Independent Accountants" of Form S-1 by our former client, Grant Park Futures Fund Limited Partnership, insofar as they relate to our Firm.


Sincerely,


/s/ Gerald Taglia

Gerald Taglia
Taglia and Associates
River Forest, Illinois